SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 24, 1997


                           BELL TECHNOLOGY GROUP LTD.
               (Exact name of registrant as specified in charter)


   New York                  1-14168             13-3781263
(State or other juris-      (Commission       (IRS Employer
diction of Incorporation)   File number)      Identification No.)



 295 Lafayette Street, 3rd Floor, New York, New York  10012
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number,
   including area code                          (212) 334-8600


          (Former Name or Former Address, if Changed Since Last Report)



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Item 9.           Sales of Equity Securities Pursuant to Regulation S.

                  (a) and (b) On September 24, 1997, the Registrant entered into an agreement with Value Management & Research GmbH ("VMR") to sell to VMR for itself or to VMR on behalf of other investors an aggregate of 382,609 shares of the Registrant's common stock, $.01 par value per share (the "Common Stock") for a purchase price of $5.75 per share.
                  (c) The total offering price was $2,200,000. The Registrant has agreed to pay VMR a fee of $100,000 and to issue 17,391 shares of the Common Stock and a stock purchase warrant to purchase 34,783 shares of the Common Stock at an exercise price of $6.60 per share, which warrant shall be exercisable for a period of five years from September 24, 1997.
                  (d) The Registrant claimed exemption from registration pursuant to Regulation S. The offer was made to VMR, a resident of Germany, in Germany. The Registrant made no directed selling efforts in the United States and the securities have come to rest outside of the United States.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BELL TECHNOLOGY GROUP LTD.




                                       By /S/____________________________
                                          Marc Bell, President
                                           and Chief Executive Officer


Dated:  October 7, 1997


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